UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2005

PS Business Parks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Western Avenue, Glendale, California		91201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-244-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2005, PS Business Parks, Inc., through a controlled entity, PS Business Parks, L.P., entered into the Third Modification Agreement (the "Amendment") to the Amended and Restated Revolving Credit Agreement dated October 29, 2002 (the "Credit Agreement"). The Amendment (1) extends the maturity date of the Credit Agreement from August 1, 2005 to August 1, 2008 and (2) decreases the applicable interest rate at the three highest rating levels by .05% from previous levels. In addition, the following principal changes were made to the Credit Agreement (capitalized terms are as defined in the Credit Agreement): (1) the Minimum Net Worth covenant is changed to $1.2 billion; (2) Unencumbered NOI to Unsecured Interest and Unencumbered Asset Value to Unsecured Debt is changed to 1.75:1.0; and (3) the cap rate used to determine asset value for purposes of determining Total Liabilities to Gross Asset Value is changed to 9.0%.

A copy of the Amendment is attached as Exhibit 10.1 and is incorporated by reference in to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Third Modification Agreement dated as of August 2, 2005 to Amended and Restated Revolving Credit Agreement dated October 29, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS Business Parks, Inc.

August 4, 2005	By:	Edward A. Stokx

Name: Edward A. Stokx
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Modification Agreement